Exhibit 23.1
CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS
Wright & Company, Inc. hereby consents to the use of our analysis relating to the evaluation entitled “Executive Summary Report, Evaluation of Oil and Gas Reserves To the Interests of Atlas Energy Resources, LLC in Certain Properties Located in Various States, Pursuant to the Requirements of the Securities and Exchange Commission, Effective December 31, 2007, Job 07.970,” for use or incorporation in Atlas Energy Resources, LLC’s Form 10-K for the year ended December 31, 2007 and Atlas Energy Resources, LLC’s Registration Statement on Form S-3 (Registration No. 333-149692) and the prospectus or prospectus supplements related thereto and to all references therein to Wright & Company, Inc. as having prepared such analysis and as an expert concerning such analysis. Wright & Company, Inc. further consents to the use of its name as it appears under the caption “Engineers” in the prospectus or prospectus supplements related to the Registration Statement.
/s/ D/. Randall Wright
D. Randall Wright
President
Wright and Company, Inc.
Brentwood, Tennessee
April 17, 2008